Exhibit 99.1

Sierra Income Corporation Adds Lenders to its Credit Facility, Increasing Commitments to $150 Million

NEW YORK, NY (November 25, 2014) – Sierra Income Corporation (“Sierra” or the “Company”) today announced the closing of an additional $25 million of commitments to its senior secured revolving credit facility (the “Credit Facility”). The Credit Facility was arranged and led by ING Capital LLC (“ING”). One additional lender joined the lending group and committed $15 million to the Credit Facility while two existing lenders committed an additional $5 million each. Total commitments to the Credit Facility are $150 million and the Credit Facility provides for an aggregate accordion feature up to an aggregate maximum amount of $500 million.

“We are pleased to receive additional commitments from existing lenders and to add a new lender to the growing lender group,” said Seth Taube, Chief Executive Officer of the Company. “We intend to utilize the additional lending commitment to continue to grow our investment portfolio and we look forward to working with our bank group as we expand our business in the years ahead,” continued Mr. Taube.

About Sierra Income Corporation

Sierra is a non-traded Business Development Company (“BDC”) that invests primarily in first lien senior secured debt, second lien secured debt and, to a lesser extent, subordinated debt of middle market companies in a broad range of industries with annual revenue between $50 million and $1 billion. The Company’s investment objective is to generate current income, and to a lesser extent, long-term capital appreciation. Sierra’s investment activities are managed by its investment adviser, SIC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Sierra Income Corporation at www.sierraincomecorp.com.

About SIC Advisors LLC

SIC Advisors LLC is an affiliate of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 75 people, is a premier provider of capital to the middle market in the U.S. As of September 30, 2014, Medley has in excess of $3.6 billion of investable capital in business development companies, Medley Capital Corporation (NYSE: MCC) and the Sierra Income Corporation, and private investment vehicles. Over the past 12 years, we have invested in excess of $5.1 billion to help over 285 companies grow across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

About ING Capital LLC

ING Capital LLC is a financial services firm offering a full array of wholesale financial lending products and advisory services to its corporate and institutional clients. ING Capital is an indirect U.S. subsidiary of ING Bank NV, part of ING Group (NYSE: ING), a global financial institution of Dutch origin. ING Bank’s more than 52,000 employees offer retail and commercial financial products and services to customers in over 40 countries. The purpose of ING Bank is empowering people to stay a step ahead in life and in business. The Investment Industry Finance (IIF) group at ING Capital offers a broad range of structured finance solutions to its clients active in the Investment Industry, including business development companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Media Contact:

Samuel Anderson

Sierra Income Corporation

212-759-0777